Item 26h.xiii.c

AMENDMENT TO PARTICIPATION AGREEMENT

This amendment (the “Amendment”) made and entered into this ____ day of June, 2010, to the participation agreement by and among TRANSAMERICA LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each segregated asset account (individually an “Account”) of the Company, DWS VARIABLE SERIES I, DWS VARIABLE SERIES II, and DWS INVESTMENTS VIT FUNDS (individually, a “Fund”), DWS INVESTMENTS DISTRIBUTORS, INC. (formerly, DWS Scudder Distributors, Inc.) (the “Underwriter”) and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the “Adviser”) (collectively, the “parties”).

WITNESSETH:

WHEREAS, the parties hereto have entered into an Amended and Restated Participation Agreement, dated as of the 1st of February, 2007, (the “Agreement”), pursuant to which the Fund has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s variable Contracts; and

WHEREAS, the parties desire to modify the Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby acknowledge and agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendment of Agreement.  The Agreement is hereby amended by replacing Schedule A and Schedule B of the Agreement with Schedule A and Schedule B attached to this Amendment.

3. Terms and Conditions. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Authority to Bind. Each of the parties hereby represents and warrants that the execution, delivery and performance of this Amendment are within the party’s corporate power and have been or will be duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. Executable Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. Applicable Law. This Amendment shall be construed in accordance with and be governed by the laws of the Commonwealth of Massachusetts.

1

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

TRANSAMERICA LIFE INSURANCE
COMPANY

By: ________________________________

Name: ______________________________

Title: _______________________________

DWS INVESTMENTS VIT FUNDS

By: ________________________________

Name: ______________________________

Title: _______________________________

DWS VARIABLE SERIES I

By: ________________________________

Name: ______________________________

Title: _______________________________

DWS VARIABLE SERIES II

By: ________________________________

Name: ______________________________

Title: _______________________________

DWS INVESTMENTS DISTRIBUTORS, INC.

By: ________________________________

Name: ______________________________

Title: _______________________________

By: ________________________________

Name: ______________________________

Title: _______________________________

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By: ________________________________

Name: ______________________________

Title: _______________________________

By: ________________________________

Name: ______________________________

Title: _______________________________

2 of 4

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors and Contracts Funded by the Separate Account

Contracts Funded by Separate Account	Name of Separate Account	Date Established
Advantage V	PFL Corporate Account One	August 10, 1998
Advantage VI	PFL Corporate Account One	August 10, 1998
Advantage X	Transamerica Corporate Separate Account Sixteen	June 16, 2003
Advantage R3	Transamerica Separate Account R3	November 23, 2009

Page  of [INSERT PAGE NUMBER]

SCHEDULE B

DESIGNATED PORTFOLIOS AND CLASSES THEREOF

DWS Variable Series I

DWS Bond VIP – Class A
DWS Capital Growth VIP – Class A
DWS Global Opportunities VIP – Class A
DWS Growth & Income VIP – Class A
DWS Health Care VIP – Class A
DWS International VIP – Class A

DWS Variable Series II

DWS Alternative Asset Allocation Plus VIP – Class A
DWS Balanced VIP – Class A
DWS Blue Chip VIP – Class A
DWS Core Fixed Income VIP – Class A
DWS Diversified International Equity VIP – Class A
DWS Dreman Small Mid Cap Value VIP – Class A
DWS Global Thematic VIP – Class A
DWS Government & Agency Securities VIP – Class A
DWS High Income VIP – Class A
DWS Large Cap Value VIP – Class A
DWS Mid Cap Growth VIP – Class A
DWS Money Market VIP – Class A
DWS Small Cap Growth VIP – Class A
DWS Strategic Income VIP – Class A
DWS Strategic Value VIP – Class A
DWS Technology VIP – Class A

DWS Investments VIT Funds

DWS Equity 500 Index VIP – Class A
DWS Small Cap Index VIP – Class A

Page  of [INSERT PAGE NUMBER]